Exhibit 13(b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Valentine James Link, Jr., President, and I, Daniel Hess, Treasurer of the PFM Multi-Manager Series Trust (the “Registrant”), each certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Valentine James Link, Jr.
Valentine James Link, Jr.
President (Principal Executive Officer) of PFM Multi-Manager Series Trust

Date:	December 7, 2023

By:	/s/ Daniel Hess
Daniel Hess
Treasurer (Principal Financial Officer) of PFM Multi-Manager Series Trust

Date:	December 7, 2023